Exhibit 4.2

THIS WARRANT AND THE SECURITIES PURCHASABI.E HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITEES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

ROKA BIOSCIENCE, INC.

WARRANT

dated as of

THIS CERTIFIES THAT, for value received,                                  or its successors or permitted assigns (such Person and such successors and assigns each being the “Warrant Holder” with respect to the Warrant held by it), at any time and from time to time on any Business Day on or prior to 5:00 p.m. (New York City time), on the Expiration Date (as herein defined), is entitled (a) to subscribe for the purchase from Roka Bioscience, Inc., a Delaware corporation (the “Company”), all or a portion of the Warrant Shares (as herein defined) at a price per Share equal to the Exercise Price (as herein defined), and (b) to the other rights set forth herein; provided that the number of Shares issuable upon any exercise of this Warrant and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 5. By accepting delivery hereof, the Warrant Holder agrees to be bound by the provisions hereof.

IN FURTHERANCE THEREOF, the Company irrevocably undertakes and agrees for the benefit of Warrant Holder as follows:

Section 1. Definitions and Construction.

(a) Certain Definitions. As used herein (the following definitions being applicable in both singular and plural forms):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Appraised Value” means at any time the fair market value thereof determined in good faith by the Board of Directors of the Company as of a date which is within ten (10) days of the date as of which the determination is to be made, subject to the rights of the Warrant Holder pursuant to Section 5(m).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Closing Price” means, for any trading day with respect to a Share, (a) the last reported sale price on such day on the principal national securities exchange on which the Shares are listed or admitted to trading or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (b) if such

Shares shall not be listed or admitted to trading on a national securities exchange, the last reported sales price on the NASDAQ National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (c) if such Shares shall not be quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market; provided that if clause (a), (b), or (c) applies and no price is reported in The Wall Street Journal for any trading day, then the price reported in The Wall Street Journal for the most recent prior trading day shall be deemed to be the price reported for such trading day.

“Commission” means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Exercise Amount” means for any number of Warrant Shares as to which this Warrant is being exercised the product of (i) such number of Warrant Shares times (ii) the Exercise Price.

“Exercise Price” means $1.00 per Warrant Share, as adjusted from time to time pursuant to Section 5.

“Expiration Date” means September 10, 2016.

“Initial Holder” means                                              .

“Market Price” on any day means (a) the unweighted average of the daily Closing Prices per Share for the 20 consecutive trading days prior to such date or (b) if clauses (a), (b) and (c) of the definition of “Closing Price” are inapplicable, then the Appraised Value as of such day shall apply.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Securities Act” means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Series B Purchase Agreement” means that certain Series B Preferred Stock Purchase Agreement, dated the date hereof, among the Company and the purchasers named therein.

“Shares” means the Company’s currently authorized Series B Preferred Stock, $0.001 par value, and stock of any other class or other consideration into which such currently authorized capital stock may hereafter have been changed.

“Warrant” means, as the context requires, this warrant and any successor warrant or warrants issued upon a whole or partial transfer or assignment of any such Share purchase warrant or of any such successor warrant.

“Warrant Shares” means (a) from the date hereof to the Second Tranche Closing under the Series B Purchase Agreement,                      Shares and (b) on and after the Second Tranche Closing, the lesser of (i) 20% of all shares purchased by the Warrant Holder under the Series B Purchase Agreement and (ii)                      Shares, in each case as adjusted from time to time pursuant to Section 5.

(b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles. When used herein, the term “financial statements” shall include the notes and schedules thereto. References to fiscal periods are to fiscal periods of the Company.

(c) Computation of Time Periods. With respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Periods of days shall be counted in calendar days unless otherwise stated.

(d) Construction. Unless the context requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant. Section, subsection, clause, exhibit and schedule references are to this Warrant, unless otherwise specified. Any reference to this Wan-ant includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

(e) Exhibits and Schedules. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

(f) No Presumption Against Any Party. Neither this Warrant nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Warrant has been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

Section 2. Exercise of Warrant.

(a) Exercise and Payment. The Warrant Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by delivering to the Company a duly executed notice (a “Notice of Exercise”) in the form of Exhibit A and by payment to the Company of the Exercise Price per Warrant Share, at the

election of the Warrant Holder, either (a) by wire transfer of immediately available funds to the account of the Company in an amount equal to the Exercise Amount, (b) by receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount, or (c) any combination of the foregoing. The Company acknowledges that the provisions of clause (b) are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such clause (b) will qualify as a conversion, within the meaning of paragraph (d)(3)(iii) of Rule 144 under the Securities Act. At the request of any Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section in order to accomplish such intent. For all purposes of this ‘Warrant (other than this Section 2(a)), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Shares in accordance with the terms of clause (b).

(b) Effectiveness and Delivery. As soon as practicable but not later than five Business Days after the Company shall have received such Notice of Exercise and payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, a certificate or certificates representing the number of Shares specified in such Notice of Exercise, issued in the name of the Warrant Holder or in such other name or names of any Person or Persons designated in such Notice of Exercise. This Warrant shall be deemed to have been exercised and such Share certificate or certificates shall be deemed to have been issued, and the Warrant Holder or other Person or Persons designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of Shares, all as of the date that such Notice of Exercise and payment shall have been received by the Company.

(c) Surrender of Warrant. The Warrant Holder shall surrender this Warrant to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the Share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant for the unexercised portion of the Warrant, but in all other respects identical to this Warrant.

(d) Legend. Each certificate for Warrant Shares issued upon exercise of this ?arrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend:

THIS SECURITY HAS NOT BFEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION 1.14.0M SUCH REGISTRATION IS AVAILABLE.

Any certificate for Warrant Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Warrant Shares are registered under the Securities Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate (who may be an employee of such holder), which counsel and opinion shall be reasonably acceptable to the Company, the Warrant Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act.

(e) Fractional Shares. The Company shall not be required to issue fractions of Shares upon an exercise of the Warrant. If any fraction of a Share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional Share, the Company shall pay to the Warrant Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day).

(f) Expenses and Taxes. The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrants, except that if the certificates for the Warrant Shares or the new Warrants are to be registered in a name or names other than the name of the Warrant Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Warrant Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment.

(g) Automatic Cashless Exercise. To the extent that there has not been an exercise by the Warrant Holder pursuant to Section 2(a) hereof, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part), upon the Expiration Date. Payment by the Warrant Holder upon such automatic exercise shall be in the form of the Warrant Holder receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being automatically exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such automatic exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount.

Section 3. Investment Representation. By accepting the Warrant, the Warrant Holder represents that it is acquiring the Warrant for its own account for investment purposes and not with the view to any sale or distribution, that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws, and that the Warrant Holder is an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

Section 4. Validity of Warrant and Issuance of Shares.

(a) The Company represents and warrants that this Warrant has been duly authorized, is validly issued, and constitutes the valid and binding obligation of the Company.

(b) The Company further represents and warrants that on the date hereof it is duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of Shares as will be sufficient to permit the exercise in full of the Warrant, and that all such Shares are and will be duly authorized and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

Section 5. Antidilution Provisions. The Exercise Price in effect at any time, and the number of Warrant Shares that may be purchased upon any exercise of the Warrant, shall be subject to change or adjustment as follows:

(a) Share Reorganization. If the Company shall subdivide its outstanding Shares into a greater number of Shares, by way of a stock split, stock dividend or otherwise, or consolidate its outstanding Shares into a smaller number of Shares (any such event being herein called a “Share Reorganization”) then (i) the Exercise Price shall be adjusted effective immediately after the effective date of such Share Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization, and (ii) the number of Shares subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Reorganization by a fraction, the numerator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately before giving effect to such Share Reorganization.

(b) Adjustment for Diluting Issuances. In order to avoid doubt, it is acknowledged that the holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of Common Stock, par value $0.001 per share, of the Company issuable upon conversion of the Series B Preferred Stock, par value $0.001 per share, that occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock as a result of a dilutive issuance of capital stock.

(c) Special Distributions; Above Market Purchases of Securities.

(i) If the Company shall issue or distribute to any holder or holders of Shares evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding a Share Reorganization), whether or not accompanied by a purchase, redemption or other acquisition of Shares (any such nonexcluded event being herein called a “Special Distribution”), then the Warrant Holder shall be entitled to a pro-rata Share of such Special Distribution as though the Warrant Holder had fully exercised this Warrant immediately prior to the record date for such Special Distribution, and the Company shall pay or distribute such pro-rata share to Warrant Holder when paid or distributed to the holders of the Shares, or the Warrant Holder may at its option decline to accept such payment or distribution in which case the (x) the Exercise Price shall be decreased, effective immediately after the effective date of such Special Distribution, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Market Price immediately prior to such effective date less any cash and the then fair market value, as determined in good faith by the Board of Directors of the Company, of any evidences of indebtedness, securities or property or other assets issued or distributed in such Special Distribution with respect to one Share, and the denominator of which shall be the Market Price immediately prior to such effective date, and (y) the number of Shares subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of Shares subject to purchase immediately before such Special Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Distribution and the denominator of which shall be the Exercise Price in effect immediately after such Special Distribution. A reclassification of the Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of any other class of stock shall be deemed to be a distribution by the Company to the holders of its Shares of such class of stock and, if the outstanding Shares shall be changed into a larger or smaller number of Shares as part of such reclassification, a Share Reorganization.

(ii) If, at any time after the date hereof, the Company or any Subsidiary shall repurchase (a “Repurchase”), by self-tender offer or otherwise, any securities of the Company at an aggregate repurchase price that exceeds the aggregate Market Price for the securities repurchased determined as of the Business Day immediately prior to the earliest of (i) the date of such Repurchase, (ii) the commencement of an offer to repurchase or (iii) the public announcement of either (such date being referred to as the “Determination Date”), then the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted as follows:

(A) The Exercise Price shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such issuance or sale times (B) a fraction, (I) the numerator of which shall be (x) the product of (1) the Market Price for the Shares as of the Determination Date times (2) the number of Shares outstanding immediately following the consummation of the Repurchase less (y) the Repurchase Premium (as defined below), and (II) the denominator of which shall be (x) the product of (1) the Market Price for the Shares as of the Determination Date times (2) the number of Shares outstanding immediately following the consummation of the Repurchase.

(B) The number of Warrant Shares issuable upon exercise of this Warrant shall be increased to the number of Shares determined by multiplying (x) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such distribution times (y) a fraction (1) the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment in clause (A) of this Section 5(c)(ii) and (2) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

The amount by which the aggregate repurchase price for all securities repurchased in any Repurchase (including for such purposes any fees or other direct or indirect consideration payable in connection therewith) exceeds the aggregate Market Price for such securities is referred to as the “Repurchase Premium.”

(d) Capital Reorganization. Without limiting any of the other provisions hereof, if any (i) capital reorganization; (ii) reclassification of the capital stock of the Company; (iii) merger, consolidation or reorganization or other similar transaction or series of related transactions which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of or economic interests in the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; (iv) sale, lease, license, transfer, conveyance or other disposition of all or substantially all of the assets of the Company; (v) sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 50% of the voting power of the voting securities of or economic interests in the Company; or (vi) the acquisition by any “person” (together with his her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) acquires, directly or indirectly, the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and for other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the voting power of or economic interests in the then outstanding shares of capital stock of the corporation (each of (i)-(vi) above a “Corporate Reorganization”) shall be effected, then each Warrant Holder shall thereafter continue to have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares issuable upon exercise of the Warrants held by such Warrant Holder, the kind and amount of consideration that would have been payable in respect of such Warrant Shares if such Warrant Shares had been outstanding immediately prior to the consummation of the Corporate Reorganization; provided that if such consideration is cash, the Warrant shall be automatically exercised upon the closing of such Corporate Reorganization, and the Warrant Holder shall receive from the Company (or its successor) an amount in cash equal to (i) the consideration payable in respect of the number of Warrant Shares as to which this Warrant is being automatically exercised minus (ii) the Exercise Amount.

(e) Adjustment Rules.

(i) Any adjustments pursuant to this Section 5 shall be made successively whenever any event referred to herein shall occur, except that, notwithstanding any other provision of this Section 5, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrant Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares to be so delivered.

(ii) No adjustments shall be made pursuant to this Section 5 in respect of the issuance of Warrant Shares upon exercise of the Warrant;

(iii) If the Company shall take a record of the holders of its Shares for any purpose referred to in this Section 5, then (x) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (y) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Section 5 in respect of such action.

(iv) In computing adjustments under this Section 5, (A) fractional interests in Shares shall be taken into account to the nearest one-thousandth of a Share, and (B) calculations of the Exercise Price shall be carried to the nearest one-thousandth of one cent.

(f) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the Warrant Holder is entitled to receive upon exercise of the Warrant.

(g) Notice of Adjustment. Not less than 20 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Warrant Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be and if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Warrant Holder of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable. In connection with any such adjustment or readjustment, at its sole cost and expense, the Company will prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the number of Shares outstanding or deemed to be outstanding and (ii) the Exercise Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by this Section 5) on account thereof. The Company will forthwith mail a copy of each such report to the Warrant Holder and will, upon the written request at any time of the Warrant Holder, furnish to such holder a like report setting forth the Exercise Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office and will cause the same to be available for inspection at such office during normal business hours by the Warrant Holder or any prospective purchaser of this Warrant designated by the Warrant Holder.

(h) Subsequent Warrants. Irrespective of any adjustments in the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants theretofore or thereafter issued may continue to express the same Exercise Price per Share and number and kind of Warrant Shares as are stated in this Warrant.

(i) Disputes. Any dispute which arises between the Warrant Holder and the Company with respect to the calculation of the adjusted Exercise Price or Warrant Shares issuable upon exercise shall be determined by the independent auditors of the Company, and such determination shall be binding upon the Company and the holders of the Warrants and the Warrant Shares if made in good faith and without manifest error.

(j) Other Actions Affecting Shares.

(i) No Avoidance. The Company shall not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, take any action with the sole purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant; provided that nothing in this Warrant shall limit or restrict the Company’s ability to amend its certificate of incorporation or by-laws or take any other action set forth in Article Fourth, Section C.6. of the Company’s certificate of incorporation with the requisite level of stockholder approval set forth therein.

(k) Adjustment of Par Value. If for any reason (including the operation of the adjustment provisions set forth in this Warrant), the Exercise Price on any date of exercise of this Warrant shall not be lawful and adequate consideration for the issuance of the relevant Warrant Shares, then the Company shall take such steps as are necessary (including the amendment of its certificate of incorporation so as to reduce the par value of the Shares) to cause such Exercise Price to be adequate and lawful consideration on the date the payment thereof is due, but if the Company shall fail to take such steps, then the Company acknowledges that the Warrant Holder shall have been damaged by the Company in an amount equal to an amount, which, when added to the total Exercise Price for the relevant Warrant Shares, would equal lawful and adequate consideration for the issuance of such Warrant Shares, and the Company irrevocably agrees that if the Warrant Holder shall then forgive the right to recover such damages from the Company, such forgiveness shall constitute, and Company shall accept such forgiveness as, additional lawful consideration for the issuance of the relevant Warrant Shares.

(l) Appraisal.

(i) If the Warrant Holder shall, for any reason whatsoever, disagree with the Company’s determination of the Appraised Value of a Share, then such holder shall by notice to the Company (an “Appraisal Notice”) given within sixty (60) days after the Company notifies the holder of such determination, elect to dispute such determination, and such dispute shall be resolved as set forth in clause (ii) of this Section.

(ii) The Company shall within ten (10) days after an Appraisal Notice shall have been given, engage an independent investment bank of national repute (the “Appraiser”) selected by the Warrant Holder and retained pursuant to an engagement letter between the Company and the Appraiser with respect to such valuation in form and substance reasonably acceptable to the Warrant Holder, to make an independent determination of the Appraised Value of a Share; such value shall be determined without deduction for (a) liquidity considerations, (b) minority shareholder status, or (c) any liquidation or other preference or any right of redemption in favor of any other equity securities of the Company. The costs of engagement of such investment bank for any such determination of Appraised Value shall be paid by the Company.

Section 6. Registration Rights; Reporting Requirements. The Warrant Holder is entitled to the benefit of certain registration rights with respect to the Warrant Shares and agreements by the Company to comply with the reporting requirements of Rule 144 as provided in the Investor Rights Agreement, dated as of September 10, 2009, by and between the Company and the Investors and Common Holders named therein, as amended or restated from time to time (the “Investor Rights Agreement”), and any subsequent holder hereof shall be entitled to such rights to the extent provided in the Investor Rights Agreement.

Section 7. Transfer of Warrant. The Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Exhibit B and upon surrender of this Warrant to the Company, the Company shall execute and deliver a new Warrant with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the Warrant Assignment or other instrument of assignment and, if the Warrant Holder’s entire interest is not being transferred or assigned, in the name of the Warrant Holder, and upon the Company’s execution and delivery of such new Warrant, this Warrant shall promptly be cancelled; and provided that any assignee shall have all of the rights of an Initial Holder hereunder. The Company shall pay any transfer tax imposed in connection with such assignment (if any). Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant issued shall be dated the date hereof.

Section 8. Assistance in Disposition of Warrant or Warrant Shares. Notwithstanding any other provision herein, in the event that it becomes unlawful for the Warrant Holder to continue to hold the Warrant, in whole or in part, or some or all of the Shares held by it, or restrictions are imposed on any the Warrant Holder by any statute, regulation or governmental authority which, in the judgment of the Warrant Holder, make it unduly burdensome to continue to hold the Warrant or such Shares, the Warrant Holder may sell or otherwise dispose of the Warrant (subject to the restrictions on transfer provided in Section 7) or its Shares, and the Company agrees to provide reasonable assistance to the Warrant Holder in disposing of the Warrant and such Shares in a prompt and orderly manner and, at the request of the Warrant Holder, to provide (and authorize the Warrant Holder to provide) financial and other information concerning the Company to any prospective purchaser of the Warrant or Shares owned by the Warrant Holder, subject to the execution of a confidentiality agreement in form and substance reasonably acceptable to the Company.

Section 9. Identity of Transfer Agent. The Transfer Agent for the Common Stock is the Secretary of the Company. Upon the appointment of any subsequent transfer agent for the Shares, the Company will mail to the Warrant Holder a statement setting forth the name and address of such transfer agent.

Section 10. Covenants. The Company agrees that:

(a) Information; Visitation Rights; Confidentiality. So long as this Warrant remains outstanding or any Warrant Holder holds any Warrant Shares, the Warrant Holder shall be entitled to the information and visitation rights set forth in Section 3.1 of the Investor Rights Agreement (subject to the minimum shares held requirements set forth therein). The Warrant Holder agrees to comply with the provisions of Section 3.6 of the Investor Rights Agreement with respect to confidential information of the Company furnished to the Warrant Holder hereunder.

(b) Non-Voting Stock. Upon request of the Warrant Holder in connection with any proposed registration under the Securities Act of Warrant Shares held by the Warrant Holder and for purposes of complying with any law or regulation applicable to the Warrant Holder which shall be confirmed by an opinion of counsel for the Warrant Holder, the Company will at the Warrant Holder’s expense, amend its Certificate of Incorporation or other organizational documents (such amendment to be satisfactory in form and substance to the Warrant Holder), and take such other action as is necessary, to provide for the issuance of a class of non-voting Shares, the holders of which will have identical rights to those of the holders of the Shares, except for voting rights, and to the effect that the Warrant Holder or any of its Affiliates, as holders of such non-voting Shares shall not have the right to exchange and convert such units for Shares but that any transferee of the Warrant Holder or any of its affiliates shall have the right to exchange and convert such units for Shares. If the Certificate of Incorporation or other organizational documents of the Company is so amended upon the request of the Warrant Holder, any Warrant still held by the Warrant Holder after the registration of any of its Warrant Shares shall be deemed to be a Warrant for the purchase of such Shares but otherwise shall have the same rights and benefits as the original Warrant.

(c) Notices Of Corporate Action. In the event of:

(i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, or any right to subscribe for, purchase or otherwise acquire any Shares or any other securities or property, or to receive any other right, or

(ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or any Corporate Reorganization, or

(iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Warrant Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and (iii) the time, if any such time is to be fixed, as of which the holders of record of Shares (or other securities under Section 5(d)) shall be entitled to exchange their Shares (or other securities under Section 5(d)) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction. Such notice shall be mailed at least twenty (20) days prior to the date therein specified.

Section 11. Lost, Mutilated or Missing Warrants. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company (in the case of an initial Holder its unsecured, unbonded agreement of indemnity and affidavit of loss shall be sufficient) or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

Section 12. Waivers; Amendments. Any provision of this Warrant may be amended or waived with (but only with) the written consent of the Company and the Warrant Holder. Any amendment or waiver affected in compliance with this Section shall be binding upon the Company and the Warrant Holder. No failure or delay of the Company or the Warrant Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and the Warrant Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

Section 13. Miscellaneous.

(a) Shareholder Rights. The Warrant shall not entitle any Warrant Holder, prior to the exercise of the Warrant, to any voting rights as a shareholder of the Company.

(b) Expenses. The Company shall pay all reasonable expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with any waiver or consent hereunder or any amendment or modification hereof (regardless of whether the same becomes effective), or the enforcement of the provisions hereof; provided that the Company shall not be required to pay any expenses of the Warrant Holder arising solely in connection with a transfer of the Warrant or expenses arising solely in connection with an amendment specifically requested in writing by the Warrant Holder.

(c) Successors and Assigns. All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

(d) Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(e) Notices. Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to the Company at its address for notices as set forth below its signature hereon or any other address as the Company may hereafter notify to the Warrant Holder and (b) if to the Warrant Holder, addressed to such address as the Warrant Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder.

(f) Equitable Remedies. Without limiting the rights of the Company and the Warrant Holder to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Warrant Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall he entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

(g) Continued Effect. Rights and benefits conferred on the holders of Warrant Shares pursuant to the provisions hereof (including Section 6) shall continue to inure to the benefit of and shall be enforceable by such holders, notwithstanding the surrender of the Warrant to, and its cancellation by the Company upon the full or partial exercise or repurchase hereof.

(h) Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

(i) Section Headings. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized signatory as of the day and year first above written.

ROKA BIOSCIENCE, INC., a Delaware corporation

By:
Name:
Title:

Address for Notices:

10210 Genetic Center Drive San Diego, CA 92121
Telephone:
Facsimile:

: